EXHIBIT 4.2

                          Katz, Sapper & Miller, LLP
                  Certified Public Accounts and Consultants



August 6, 2002



Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir or Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Fortune Diversified Industries, Inc. dated August 6, 2002.


Sincerely,


/s/ Katz, Sapper & Miller, LLP

Katz, Sapper & Miller, LLP
























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